                                                                    EXHIBIT 10.9

Certain portions of this Exhibit have been deleted and filed separately with the Commission pursuant to Rule 406. (Spaces corresponding to deleted portions appear in brackets with asterisks.)

                                SUPPLY AGREEMENT

THIS AGREEMENT is made as of the 2nd day of May 1991, between Polychrome Corporation, a Division of Sun Chemical Corporation, a Delaware Corporation having its principal offices at 137 Alexander Street, Yonkers, New York 10702 ("POLYCHROME"), and Printware, Inc. a Minnesota Corporation, having its principal offices at 1385 Mendota Heights Road, St. Paul, Minnesota 55120 ("PRINTWARE").

WHEREAS, POLYCHROME and PRINTWARE have cooperated in and made valuable contributions to the development of digital laser platemaking systems (the "SYSTEMS"), comprised of tangible and intangible components including equipment, consumables, technical services, know-how and proprietary and confidential information ("SYSTEMS COMPONENTS"); and

WHEREAS, each party intends to sell SYSTEMS bearing its own label to third parties on its own account; and

WHEREAS, in order to offer comprehensive SYSTEMS for sale to third parties, each party wishes to obtain certain SYSTEMS COMPONENTS from the other;

NOW, THEREFORE, the parties agree to the following:

1.0  DEFINITIONS

1.1  POLYCHROME shall mean Polychrome Corporation, Polychrome Ltd.,
Polychrome G.m.b.H., Polychrome France S.A.R.L., and any subsidiary or affiliate of any one of them.

1.2 PRODUCTS shall mean those tangible SYSTEMS COMPONENTS set forth on SCHEDULE 1.2, attached hereto. From time to time during the term of this Agreement, the parties may add or delete PRODUCTS covered by the Agreement upon mutual written agreement.

1.3 SERVICES shall mean those services more specifically described in Section 7 below.

1.4 CONFIDENTIAL INFORMATION shall mean all information which is disclosed by either party to the other in connection with this Agreement and is specifically designated in writing as such (or if disclosed orally, confirmed in writing within thirty (30) days of such disclosure). CONFIDENTIAL INFORMATION does not include information which is or becomes a matter of public knowledge without the fault of the recipient party; was known to recipient party prior to disclosure to it by the other party; or was or is received by the recipient party from a third person under circumstances permitting its disclosure. CONFIDENTIAL INFORMATION shall be used solely for purposes contemplated by this Agreement including provision of SERVICES and installation, operation, maintenance, support and development of the PRODUCTS furnished hereunder. CONFIDENTIAL INFORMATION shall be protected by the recipient from disclosure to others to the same extent it would protect its own confidential or proprietary information.

1.5 TERM shall mean the period of two (2) years commencing on April 1, 1991 and terminating on March 31, 1993; provided that this Agreement shall be automatically renewed for successive one-year terms unless either party gives the other written notice of termination at least one hundred and eighty (180) days prior to the end of the term then in effect.

1.6  TERRITORY shall mean the United States, Canada and Europe.

2.0  DELIVERY

2.1 All PRODUCTS shall be sold F.O.B. point of manufacture, and according to the ordering party's written instructions. Risk of loss and title shall pass when goods are placed with a common carrier.

2.2 The supplying party shall ship PRODUCTS in accordance with Purchase Orders, packaged in adequate boxes or containers. Any Purchase Order terms and conditions at variance with or in addition to those of this Agreement shall be of no force and effect. The supplying party shall apply labels to and insert health and safety information in the boxes and containers. The supplying party shall additionally label those products which it supplies with the ordering party's logo and mark. The ordering party shall furnish all appropriate copy and artwork therefor at its expense.

2.3 The supplying party shall set and confirm delivery schedules immediately upon receipt of a Purchase Order. When existing priorities and schedules prevent strict compliance with requested delivery dates, orders will be entered as closely as possible to the requested delivery date and the ordering party will be advised of the actual shipping schedule. If a supplying party cannot ship duly ordered PRODUCTS within (30) days of dates requested the ordering party may cancel the order in whole, or in part, with no penalties or charges as otherwise defined under Section 3.

2.4 Upon request, a supplying party shall assist the receiving party in preparing such documentation as may be required to export any products to or perform SERVICES at locations outside the country of origin, but all fees and costs shall be for the receiving party's account.

3.0  PRICES

3.1 Unit prices shall be as set forth in SCHEDULE 1.2, subject to the provisions for price adjustments herein. Prices are firm for the first twelve
(12) months of this Agreement, except prices may be decreased at any time. Price decreases will apply to all orders shipped on or after the effective date of the decrease.

3.2 After the initial twelve (12) months, prices may be increased no more than once per twelve (12) month period and then only provided the party increasing the price gives the other party at least ninety (90) days notification before the effective date of any such price change. In the event of a price increase notification the purchasing party may increase PRODUCT quantities purchased at the then present price provided delivery is requested prior to the price increase date; provided, however, that any such increased order shall be made in good faith and in a commercially reasonable manner (taking into account such factors as historical order figures). Either party, after receipt of written notification of a price increase, may terminate this Agreement without further liability. In the event of such termination, the parties agree to accept shipments and to deliver units under the then scheduled Purchase Orders.

3.3 The foregoing notwithstanding, in the event the established pricing is not industry competitive or does not provide reasonable gross margins for either party, the parties agree to renegotiate prices in good faith. In the event reasonably industry-competitive pricing with reasonable margins is not achieved for any reasons, either party may terminate this Agreement upon one hundred and eighty (180) days' written notice and neither party shall have any further liability to the other.

4.0  PAYMENTS

4.1 Terms of payment shall be net 30 days from date of invoice (which shall not precede shipment). For Polychrome Corporation, any payment mailed on or before, and for non-domestic POLYCHROME affiliates a wire transfer sent before, the thirtieth day from the date of invoice shall be deemed to have been made within the 30 day period. POLYCHROME shall receive an additional $3,000 discount for each complete SYSTEM (i.e., platesetter and RIP system) purchased for the continental United States with SERVICES (as set forth in Section 6.2) fully paid for within fifteen (15) days. All accounts unpaid after 30 days by either party shall bear interest at the rate of one percent (1%) per month.

4.2 Each party reserves the right to suspend further deliveries if the other fails to pay for any one shipment when payment becomes due and does not cure within ten (10) days of written notice of such nonpayment.

5.0  ORDERS

5.1 Each party will provide to the other an initial ninety (90) day Blanket Purchase Order for PRODUCTS and SERVICES, plus a forecast for the six (6) months immediately following the ninety (90) day period. Purchase Orders for the months subsequent to the initial 90 day Blanket Purchase Order will be provided monthly with each having a sixty (60) day lead time. Subsequent six (6) month forecasts will be provided quarterly. Each party will advise the other of significant forecast changes if they occur.

5.2 Blanket Purchase Order Releases and Subsequent Purchase Order Deferments or Cancellations.

Either party may alter specific delivery dates or cancel orders specified in the above in writing. The degree of penalty is based upon the lead time given.

A party may, without cost, upon more than seven (7) days written notice prior to scheduled shipment dates, defer shipment of any PRODUCT up to sixty (60) days. Delivery deferments provided within seven (7) days for same shall be subject to a deferment charge of 7% of the invoice price.

A party may request an advance in a scheduled shipment date and the supplying party will use its reasonable best efforts to meet the requested delivery, at no additional cost.

A party shall have the right to cancel any shipment scheduled for delivery under any acknowledged Purchase Order by written notice of cancellation prior to the scheduled delivery date if such party is not in default of its obligations under this Agreement at time of such notice. In any such case, the canceling party shall remit, within thirty (30) days following cancellation notice, a cancellation fee according to the following schedule:

Days before scheduled              Cancellation fee as
shipment date that                 percentage of invoice price
cancellation notice received
 0   -    30 days                  30%
31   -    60 days                  10%
61   -    or more                   0%

5.3 Changes. By mutual agreement an order may be suspended or changes may be made in quantity, model types, options, place of delivery, methods of shipment, or other particulars. If any such change causes an increase or decrease in the price of the PRODUCTS or in the time required for performance, the supplying party shall promptly notify the requesting party and an equitable adjustment shall be made. No changes shall be effective unless agreed to in writing by both parties.

6.0  SERVICES

6.1 PRINTWARE shall provide POLYCHROME and POLYCHROME's present and prospective customers with SYSTEMS sales and technical support for charge or no charge to POLYCHROME depending upon the nature of services specified below. Whether for charge or no charge, PRINTWARE will use best efforts to provide these SERVICES in a timely and quality manner when requested by POLYCHROME.

6.2  No Charge Services
POLYCHROME shall require SERVICES throughout the continental United States from PRINTWARE during the initial Term of this Agreement and the price of SYSTEMS sold to POLYCHROME in the continental United States already includes the cost of the following SERVICES:

     1) PRODUCT lead qualification training for POLYCHROME's sales organization.

     2) The marketing and selling of SYSTEMS (except consumable supplies) to customer leads provided by POLYCHROME.

     3)   Achieving SYSTEM acceptance by the end user.

     4)   Providing computer software support.

     5)   On-site warranty services.

In the continental United States, upon ninety (90) days' notice, POLYCHROME may elect not to use the above listed SERVICES (other than warranty services) from PRINTWARE and PRINTWARE will reduce prices for SYSTEMS sold to POLYCHROME to the same prices as sold to Polychrome Europe. However, any POLYCHROME order placed for a customer which had, within the prior one hundred and twenty (120) days, received a SYSTEM proposal (prepared with PRINTWARE assistance as contemplated above) will be sold at the price that includes the above-listed SERVICES. Otherwise, all orders placed will be billed at the price in effect at the time of order. If, at a later date, POLYCHROME again requests PRINTWARE to provide such SERVICES, then PRINTWARE will provide these SERVICES on a quality and timely basis and charge POLYCHROME at the then published rates (which shall be reasonably based upon PRINTWARE's current rates, attached hereto as SCHEDULE 6.1) or on a time and materials basis.

In Europe, POLYCHROME will not require PRINTWARE's SERVICES (other than warranty services). PRODUCT prices from PRINTWARE to POLYCHROME in these territories will not include SERVICES costs. If POLYCHROME requests PRINTWARE to provide SERVICES, then PRINTWARE will provide these SERVICES on a timely and quality basis and charge POLYCHROME at the then published rates (which shall be reasonably based upon PRINTWARE's current rates, attached hereto as
SCHEDULE 6.1), including reasonable expenses of travel from the United States as necessary.

6.3 It is expressly agreed that in performing SERVICES, PRINTWARE will be acting as POLYCHROME's limited agent as directly related to the provision of SERVICES hereunder. In performing SERVICES, PRINTWARE shall conduct itself as POLYCHROME's fiduciary with regard to customer relations and sensitive commercial information.

7.0  ADDITIONAL DUTIES OF THE PARTIES

7.1  Each party further agrees to the following:

     a) To make available to the other at no charge, in the United States training for technical support and applications sufficient to foster and promote sales and service of the SYSTEMS. However, the party requiring training will pay for all travel and living expenses incurred by its designated trainees.

     b) To supply to the other, at no charge, a reasonable amount of sales and technical support literature in English for all PRODUCTS sold.

     c) To advise the other party promptly of any modifications or improvements to the PRODUCTS and offer them to such other party. The supplying party agrees that any such modifications or improvements shall not be installed into PRODUCTS sold to the ordering party without written consent by the latter, which consent shall not be unreasonably withheld.

     d) As to equipment, to stock and supply spare parts, accessories, options and supplies for the PRODUCTS sold by it to the other party during the TERM, any renewals thereof, and for five (5) years after any individual PRODUCT is discontinued, whichever occurs first, at prices discounted at least 30% from the then current price list, which is to be provided no later than July 1, 1991. Spare parts for PRODUCTS shall be shipped, subject to availability, within two
(2) weeks after receipt of order and shall not be subject to any quantity limitations. Each party intends to stock spare parts adequate to meet routine needs of its customers, but the supplying party shall ship emergency orders for spare parts to locations designated by the requesting party by the most expeditious method by 5:00 P.M. of its local time the day following receipt of the emergency order.

     e) As to consumables (including plates and chemistry), to provide (itself or through a suitable alternative supplier) a continuing supply for five (5) years from the expiration of this Agreement.

     f) To advertise and otherwise promote the SYSTEMS at its own expense to an extent determined in its sole discretion.

     g) To market the PRODUCTS under its own trade name or trademark and not to use any trade name, trademark and/or logo of the other party or any which may be considered confusingly similar to those used by such other party. If a party requests the other to label PRODUCTS, packaging or any other material for such requesting party's benefit, the requesting party shall indemnify and hold the other party harmless from any and all infringement claims, losses or liabilities arising therefrom.

     h) To comply with all applicable laws and regulations relating to the sale, use, packaging and labeling of the PRODUCTS, including, but not limited to those related to OSHA, Right to Know legislation, and export/import of goods, with the cooperation of the other party as set out herein. All taxes, duties, fees, insurance and like costs incurred in connection with the sale of PRODUCTS under this Agreement, shall be for the purchasing party's account.

8.0  WARRANTY

8.1 Each party warrants that the PRODUCTS shall conform to the specifications attached hereto as SCHEDULE 8.1 ("SPECIFICATIONS") and shall be free from defects in materials or workmanship (a) as to hardware, for ninety (90) days from installation, (but in no event more than two hundred and seventy (270) days from the date of shipment), and (b), as to consumables, for twelve (12) months from date of shipment. Each party disclaims all other warranties, express or implied, including the implied warranties of merchantability or fitness for a particular purpose. Warranty will be further subject to the condition that the PRODUCTS have not been modified or altered without approval of the supplying party and have been stored, maintained and used with the appropriate processing equipment and chemistry as directed by the supplying party. A party's sole obligation on account of breach of warranty is to replace or repair defective PRODUCT, or at its discretion to issue a credit for same. The providing party retains the right to inspect any PRODUCT alleged to be defective. In no event shall either party be liable for any damages, whether direct, indirect, incidental or consequential.

9.0  PROPRIETARY RIGHTS INDEMNITY

9.1 Each party shall defend (at its expense) and indemnify the other in any and all suits brought by any third party for infringement of any proprietary right by reason of any PRODUCT furnished under this Agreement and its use, unless such infringement is caused by unauthorized modification of same by the receiving party. Each party shall notify the other promptly of any notice of claim of infringement and the manufacturing party shall have sole control of the defense of any action on such claim and all negotiations for its settlement or compromise. Each party shall reasonably cooperate in the defense of any alleged infringement as reasonably requested by the other. Neither party shall be responsible for any costs, expenses or compromises made without the allegedly infringing party's prior written consent. Obligations under this section shall survive this Agreement.

10.0 DISTRIBUTION

10.1 In partial consideration of contributions to the development of the SYSTEMS, including the provision of input of a confidential and proprietary nature, the fiduciary elements of this Agreement, and POLYCHROME's substantial investment in building a market for the SYSTEMS in the continental United States and Europe, PRINTWARE shall manufacture SYSTEMS as an OEM (private label) exclusively for POLYCHROME among metal lithographic plate manufacturers and POLYCHROME agrees to purchase its requirements for SYSTEMS exclusively from PRINTWARE. Notwithstanding the foregoing, PRINTWARE reserves the right to sell SYSTEMS under its own label directly, as an OEM (other than as qualified above) and through dealer/distributors.

10.2 The OEM exclusivity set forth in Section 10.1 is further conditioned upon POLYCHROME's purchase of a minimum of seventy-five (75) SYSTEMS during the initial two-year term of this Agreement. Loss of exclusivity shall be POLYCHROME's only liability for failure to meet such minimum.

11.0 NEW PRODUCTS, TECHNOLOGY, AND RIGHT TO MANUFACTURE
In consideration of the close cooperation of the parties in developing the SYSTEMS, the valuable resources each has expended in such development efforts, the mutual interest in fostering future developments, and the anticipated commercial value of same, the parties specifically agree as follows:

11.1 All information disclosed or generated during the course of SYSTEMS development will be deemed to be CONFIDENTIAL INFORMATION as defined under
Section 1.4 of this Agreement.

11.2 In the event the active collaboration of the parties generates patentable subject matter, the parties will cooperate in preparation and prosecution of a patent application (including execution of assignments of rights to each party equally) and will share expenses equally. However, if one party chooses not to pursue any application for patent, the other may proceed at its sole expense and retain sole title, right and interest thereto, but nothing shall relieve either party of its duty to cooperate in good faith with the other in the application/prosecution process.

11.3 Any additional PRODUCTS developed as a result of mutual cooperation may be added to the list of PRODUCTS and shall be sold and bought under this Agreement for prices to be negotiated in good faith.

11.4 Unless otherwise agreed, each party will bear its own development expenses.

11.5 In the event this Agreement is terminated by POLYCHROME pursuant to Section
13.1 (A) or (B) or PRINTWARE elects to cease manufacturing any PRODUCT, PRINTWARE shall offer to POLYCHROME the right of first refusal in all proprietary rights to such PRODUCT (including trade secrets, patents, licenses or other entitlement) necessary or desirable to make, have made, use and sell such PRODUCT on mutually agreeable terms and conditions to be negotiated in good faith. In the event this Agreement is terminated by PRINTWARE pursuant to
Section 13.1(A) or (B), POLYCHROME shall provide to PRINTWARE full authority and information adequate for PRINTWARE to approach POLYCHROME's vendors to directly source as an OEM any PRODUCT plate processing equipment, chemistry or supplies.

12.0 EXCLUSIVITY

12.1 In consideration of past and future contributions to development of the SYSTEMS, the fiduciary elements of this Agreement, and POLYCHROME's substantial investment in building a market for the SYSTEMS, PRINTWARE agrees that during the TERM or any renewal thereof, (a) it will purchase all of its requirements for OPC plates, plate processing equipment and plate processing chemistry from POLYCHROME, and (b) it will not enter into any OPC sensitized material or metal plate procurement relationship with any entity that manufactures, markets or sells printing plates, plate processing equipment or chemistry. If POLYCHROME is unable to achieve a selling price to PRINTWARE of 41% off the then-current list price per foot for OPC-D plates by January 1, 1992, PRINTWARE may thereupon seek to purchase (only) such plates from third parties (and, in such case, POLYCHROME may also purchase its requirements pursuant to Paragraph 12.2 from third parties as well).


12.2 In consideration of past and future contribution to the development of SYSTEMS (including the Models 1440 ES and MP platesetters, the Model 1440 MP ZipRip raster image processor and associated consumables), the fiduciary elements of this Agreement and PRINTWARE's substantial investment in SYSTEMS and market development, during the TERM of this Agreement and any renewal thereof, POLYCHROME agrees to purchase all its requirements for digital laser platemakers meeting the specific description in Schedule 1.2 from PRINTWARE. During the initial two-year TERM of this Agreement only, POLYCHROME agrees to purchase all its requirements for related IR-sensitive zinc oxide paper plates from PRINTWARE.

13.0 TERMINATION

13.1 PRINTWARE or POLYCHROME will have the right to immediately terminate this Agreement and/or any Purchase Orders hereunder if the other party:

A) makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or part of its property, and/or is adjudged bankrupt, or

B) neglects or fails to perform or observe any existing or future material obligations(s) to the other party (including failure to meet SPECIFICATIONS and late delivery by more than 30 days) under this Agreement, and such condition(s) is not remedied within thirty (30) days after written notice thereof has been given particularizing the default.

13.2 Upon the termination of this Agreement each party shall promptly deliver to the other all price lists, information, brochures and such other pertinent documentation of the PRODUCTS or the requirements of customers as it may possess.

13.3 Neither party shall use or disclose to any other person CONFIDENTIAL INFORMATION for a period of five (5) years from the termination of this AGREEMENT.

14.0 MISCELLANEOUS PROVISIONS

14.1 The waiver by either party of a breach of this Agreement by the other shall not be deemed to be a waiver of any subsequent breach.

14.2 PRINTWARE and POLYCHROME each shall act as principals in all respects concerning this Agreement and neither of them shall hold itself out as the agent of the other, except as otherwise provided herein. Each party shall keep the other free from all expenses and costs other than those that may be specifically authorized by the other in writing.

14.3 All notices and requests required or authorized hereunder shall be given in writing either by personal delivery to the party to whom notice is to be given, or by registered or certified mail, return receipt requested, or by confirmed facsimile or telex and the date upon which any such notice is received shall be deemed to be the date of such notice, irrespective of the date appearing therein. Each notice shall be addressed as follows (or to such other address as either party may designate pursuant to this paragraph):

                                If to POLYCHROME:

POLYCHROME CORPORATION
137 Alexander Street
Yonkers, New York 10702
Attn: William R. Palafox
Director, Imaging Systems

                                If to PRINTWARE:

PRINTWARE, INC.
1385 Mendota Heights Road
St. Paul, Minnesota 55120
Attn:  Daniel A. Baker

14.4 In any action by either party to collect the purchase price of the PRODUCTS or to otherwise enforce any provision of this Agreement, the prevailing party shall be entitled to reimbursement of its reasonable attorneys' fees. Under no circumstances shall either party be liable for consequential damages.

14.5 This Agreement shall be governed by, and for all purposes be construed and deemed to be a contract made under and pursuant to, the laws of the State of Minnesota (without giving effect to any choice of law provisions thereunder).

14.6 If any provision hereof shall be determined to be illegal or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

14.7 Each party hereto shall be relieved of its obligations hereunder to the extent that fulfillment of such obligations shall be prevented by any occurrence beyond the reasonable control of the party affected thereby.

14.8 The captions and headings set forth herein are for convenience and reference only.

14.9 Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent (which consent shall not be unreasonably withheld in the case of a requested assignment to an affiliate or subsidiary or to a purchaser or transferee of all or substantially all of the assets of a party) of the other and any attempt to do so will be null and void.

14.10 This Agreement, including the Schedules attached hereto, contains the entire agreement between the parties with respect to the subject matter hereof and may be changed only by written amendment signed by the parties. Any prior understandings and agreements between the parties are merged herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PRINTWARE, INC.                         POLYCHROME CORPORATION


By:   /s/ D. V. Mager                   By:   /s/ Donald O. Wheeler
   ----------------------------------      ---------------------------------

Title:   President                      Title:   President
      -------------------------------         ------------------------------

                                  SCHEDULE 1.2
                       POLYCHROME PRICE LIST TO PRINTWARE
                                 April 15, 1991

POLYCHROME CONSUMABLES:

1. OPC-D ALUMINUM PRINTING PLATES (1 ROLL/CARTON):

   - Specially formulated laser-exposable printing plates on .150mm thick graphic arts quality aluminum substrate. Capable of 50,000 copy run lengths.

         - Roll sizes:
            -9-3/8"     x  147 feet
            -10"        x  147 feet
            -11"        x  147 feet
            -13-3/8"    x  147 feet
            -14-1/2"    x  147 feet
            -15"        x  147 feet
            -15-1/2"    x  147 feet
            -16"        x  147 feet

   - Additional sizes available on request.  20 roll minimum order required.


                                               OEM     LIST    OEM
                                               USA     USA     EUROPE
                                               ---     ----    ------
                                              (US $)           (BRITISH
                                                               POUNDS
                                                               STERLING)

     - Per square foot of roll plate material. .[**] . 1.80
     - Per square meter of roll plate material . . . . . . . . .[**]

2. OPC-D ALUMINUM PRINTING PLATES (CUT SHEETS, 50 PLATES/PACKAGE):

   - Specifically formulated laser-exposable printing plates on graphic arts quality aluminum substrate.
      - Up to 50,000 run length for 0.150mm thickness.
      - Up to 100,000 for greater thickness.

                                               OEM     LIST    OEM
                                               USA     USA     EUROPE
                                               ---     ----    ------
                                              (US $)           (BRITISH
                                                               POUNDS
                                                               STERLING)

     - 0.150mm thickness
          - Per quare foot . . . . . . . . . . [**] .  1.70
          - Per square meter . . . . . . . . . . . . . . . . . [**]
     - 0.200mm thickness
          - Per square foot. . . . . . . . . . [**] .  1.75
          - Per square meter . . . . . . . . . . . . . . . . . [**]
     - 0.300mm thickness
          - Per square foot. . . . . . . . . . [**] .  1.78
          - Per square meter . . . . . . . . . . . . . . . . . [**]

- -------------------
Brackets with asterisks correspond to deleted text that is subject to a confidential treatment request filed with the Commission pursuant to Rule 406.


                                 CONFIDENTIAL                         1

                                               OEM     LIST    OEM
                                               USA     USA     EUROPE
                                               ---     ----    ------
                                              (US $)           (BRITISH
                                                               POUNDS
                                                               STERLING)
3. OPC-D LIQUID TONER CONCENTRATE
      - Liter. . . . . . . . . . . . . . . .  85.50.  120.00 .  49.36
      - 1/2 Liter bottle . . . . . . . . . .  42.75.  60.00

4. OPC-D LIQUID TONER DILUTED 30:1
      - Case (6 x 1 qt). . . . . . . . . . .  33.84.  56.40
      - 5 Litre containers . . . . . . . . . . . . . . . . . .  16.35

5. OPC-D DEVELOPER
      - 5 gallon cubitainer. . . . . . . . .  42.00.  84.93
      - 5 Litre containers . . . . . . . . . . . . . . . . . .  5.75

6. POLYCHROME FINISHING GUM
      - Gallon . . . . . . . . . . . . . . .  14.18.  26.93
      - 5 Litre containers . . . . . . . . . . . . . . . . . .  6.50

POLYCHROME EQUIPMENT:
                                               OEM     LIST    OEM
                                               USA     USA     EUROPE
                                               ---     ----    ------
                                              (US $)           (BRITISH
                                                               POUNDS
                                                               STERLING)
1. OPC 450 TABLETOP PLATE PROCESSOR:

   - Specially designed for Polychrome's OPC plates. Develop, wash, gum, dry functions.
        - Thermostatically-controlled developer heater.
        - Variable speed control, manual start/stop.
        - With delivery table and stand.
                                               [**] .  8,738. .[**]

2. OPC 450 PLATE PROCESSOR OPTIONS:

   -  Converts 450 tabletop processor to upright model
        - Stand. . . . . . . . . . . . . . . .  205. .  275. .  95
        - Delivery Table . . . . . . . . . . .  121. .  162. .  56

3. OPC 450 "SUPER" PLATE PROCESSOR:

   - Deluxe version of 450 model. Additional features include: plate transport system auto sensor start-up, auto stop at end of plate developing cycle, auto developer and gum replenishment, stand and delivery table.

                                               [**] .  10,709  [**]

4. OPC 450 PLATE PROCESSOR SPARE PARTS:

   -  Pending



- -------------------
Brackets with asterisks correspond to deleted text that is subject to a confidential treatment request filed with the Commission pursuant to Rule 406.

                                 CONFIDENTIAL                         2

                                                        JOINT
                                                     U.S. SALES       OEM
                                                     ----------       ---
1440 MP PLATESETTER-ZIPRIP SYSTEM. . . . . . . . . . .  $[**]        $[**]

   1440 MP PLATESETTER - 220V.
      System includes:
        - Computer-to-metal-printing-plate imaging capability for 1st-generation output
        -  1200x1200 dpi resolution
        -  98 pica maximum plate width
        -  90 pica maximum imageable region
        -  Variable imaging length
        -  40" per minute imaging speed
        -  Compatible with 1440 MP Plate media
        -  120 lip halftone capability
        -  Liquid toner technology
        -  Operator key-pad with on-line diagnostics
        -  Automatic media cutter
        -  1440 MP ZipRip

1440 MP PLATESETTER. . . . . . . . . . . . . . . . . .    $[**]      $[**]
1440 MP ZIPRIP . . . . . . . . . . . . . . . . . . . .  $19,995    $12,995

1440 ZIPRIP-TM- OPTIONS

   Hard Disk Drives
      - 105 MB hard disk . . . . . . . . . . . . . . .   $1,350       $880
      - 210 MB hard disk . . . . . . . . . . . . . . .   $2,225     $1,445
   Internal Memory Upgrades
      - 4 MB RAM . . . . . . . . . . . . . . . . . . .   $1,500       $975
      - 16 MB RAM. . . . . . . . . . . . . . . . . . .   $6,000     $3,900

1440 MP PRODUCT OPTIONS

   Choice of one interpreter:
      - Printstyle-TM- (PostScript-Registered
        Trademark- compatible). . . . . . . . . . . . .    $N/C       $N/C
      - Printset-TM- (Printware native command set) . .    $N/C       $N/C
      - Autologic-Registered Trademark- ICL subset. . .  $1,000       $650
   Automatic Converter. . . . . . . . . . . . . . . . .    $695       $550
      - Automatic converter used to convert (etch)
        1440 Zinc Oxide Plates
   Optical Mastering System (on-line storage of data;
   high-speed access) . . . . . . . . . . . . . . . . . $19,040    $12,375
      - IBM-PS/2 model 30 Mastering Host, keyboard,
        monitor, SCSI cable, Printware optical master
        software, documentation
      - Optical Mastering Station: 2-400MB WORM disk
        drives, 20MB hard disk
   Mass Storage Options:
      - 800MB Optical Disk Drive (WORM), 400MB on-line
        per side. . . . . . . . . . . . . . . . . . . .  $5,000     $3,250
      - 800MB Optical Disk Media (400MB per side) . . .    $150       $120
   Diagnostics Option:
      - 1440 Information Terminal for diagnostic
        information and operational status of 1440
        Platesetter/Image Processor . . . . . . . . . .    $550       $385
   1440 Platesetter Stand . . . . . . . . . . . . . . .    $790       $555
      - Sturdy stand designed to hold the 1440 Platesetter.


- -------------------
Brackets with asterisks correspond to deleted text that is subject to a confidential treatment request filed with the Commission pursuant to Rule 406.


                                 CONFIDENTIAL                         3

PRINTWARE CONSUMABLES                                                  OEM
                                                                       ---

   1440 Toner (6 x 1 qt.). . . . . . . . . . . . . . . . . . . .   $58/box
   1440 Dispersant (6 x 1 qt.) . . . . . . . . . . . . . . . . .   $25/box
   1440 Conversion/Fountain Solution Concentrate
      - 4 x 1 concen. gallon/box--mixes 5 liquid gallons
        per 1 dry gallon . . . . . . . . . . . . . . . . . . . .  $280/box
      - 4 x 1 quart/box--mixes 1 liquid gallon in each
        container provided . . . . . . . . . . . . . . . . . . .   $69/box
   1440 Non-ferrocyanide Fountain Solution Concentrate for
        magnetic ink users
      - 4 x 1 concen. gallon/box--mixes 10 liquid gallons
        per 1 dry gallon . . . . . . . . . . . . . . . . . . . .   $69/box
   1440 Standard Zinc Oxide Plates (2 rolls/carton):
      - 8" x 400 feet. . . . . . . . . . . . . . . . . . . . . . $[**]/roll
      - 9" x 400 feet. . . . . . . . . . . . . . . . . . . . . .  [**]/roll
      - 10" x 400 feet . . . . . . . . . . . . . . . . . . . . .  [**]/roll
      - 11" x 400 feet . . . . . . . . . . . . . . . . . . . . .  [**]/roll
      - 12" x 400 feet . . . . . . . . . . . . . . . . . . . . .  [**]/roll
      - 12-9/16" x 400 feet. . . . . . . . . . . . . . . . . . .  [**]/roll
      - 15" x 400 feet . . . . . . . . . . . . . . . . . . . . .  [**]/roll
      - additional sizes available upon request
   1440 Premium Zinc Oxide Plates (2 rolls/carton):
      - Specially formulated laser plates developed for
        long-run use with the 1440.
      Premium plates offer up to 10,000 run length.
      - 8" x 400 feet. . . . . . . . . . . . . . . . . . . . . .  $[**]/roll
      - 9" x 400 feet. . . . . . . . . . . . . . . . . . . . . .   [**]/roll
      - 10" x 400 feet . . . . . . . . . . . . . . . . . . . . .   [**]/roll
      - 11" x 400 feet . . . . . . . . . . . . . . . . . . . . .   [**]/roll
      - 12" x 400 feet . . . . . . . . . . . . . . . . . . . . .   [**]/roll
      - 14-9/16" x 400 feet. . . . . . . . . . . . . . . . . . .   [**]/roll
      - 15" x 400 feet . . . . . . . . . . . . . . . . . . . . .   [**]/roll
      - additional sizes available upon request

                                                     JOINT
                                                   U.S. SALES            OEM
                                                   ----------            ---
PRINTWARE TYPEFACE LIBRARY

   Downloadable typeface packages (4 typefaces/package):
   SPECIFY MAC OR DOS
      1 - 5 packages . . . . . . . . . . . . . . .   $149/pkg.       $105/pkg.
      6 - 10 packages. . . . . . . . . . . . . . .   $139/pkg.        $97/pkg.
      11 - 24 packages . . . . . . . . . . . . . .   $129/pkg.        $90/pkg.
      25 - 49 packages . . . . . . . . . . . . . .   $119/pkg.        $83/pkg.
      50 and up. . . . . . . . . . . . . . . . . .   $109/pkg.        $76/pkg.

   FontHelper Installation Kit - PC Screen Font
   Generation Program
      - Microsoft Windows or Xerox Ventura
        Publisher versions - please specify. .  . .   $50/each        $35/each

   Using fonts in multi-host environments:
      - 35 RESIDENT SCREEN FONTS: for Macintosh
        users only  . . . . . . . . . . . . . . . .       $125             $90
      - MAC: screen fonts for downloadable
        typeface packages*. . . . . . . . . . . .$50/first pkg   $35/first pkg
      - PC: character width tables for
        downloadable typeface packages.*. . . . .$25/add'l pkg   $18/add'l pkg

   FontHelper Installation Kit needed to create PC screen fonts (same order)
   * SCREEN FONTS/CHARACTER WIDTH TABLES CAN ONLY BE PURCHASED WITH CORRESPONDING LIBRARY FONT PURCHASE


- -------------------
Brackets with asterisks correspond to deleted text that is subject to a confidential treatment request filed with the Commission pursuant to Rule 406.


                                 CONFIDENTIAL                         4

                                  SCHEDULE 1.2
                              PRINTWARE PRICE LIST
                                 April 15, 1991

PLAIN PAPER LASER PRINTERS:                               JOINT
                                                        U.S. SALES      OEM
                                                        ----------      ---
720 IQ PROFESSIONAL II SYSTEM. . . . . . . . . . . . .   $13,990     $9,095
   STANDARD CONFIG.: 720 IQ Laser Imager (1200x600
                     dpi plain paper laser imager)
                     720 IQ ZipRip-TM-
                       -  4 MB memory
                       -  68030 microprocessor
                       -  Printstyle interpreter
                       -  20 MB hard disk with 35
                          resident typefaces
                       -  Type 1 and Type 3 compatible
                       -  Diskette back-up of 35
                          resident typefaces (choice of
                          Mac or DOS media format)
                       -  Serial interface
                       -  Centronics parallel interface
                       -  AppleTalk (for Macintosh
                          connectivity)

   OPTIONS:          Memory - 4 MB increments. . . . .      $990       $645
                     Hard Disk:
                       -  40 MB hard drive . . . . . .      $825       $540
                       -  105 MB hard drive. . . . . .    $1,350       $880
                       -  210 MB hard drive. . . . . .    $2,225     $1,445

CONSUMABLES
                     Color Toner Station . . . . . . .      $250       $175
                        Red, Blue, or Brown
                     Toner:
                       - Black (4x250g). . . . . . . .      $225       $145
                       - Red (4x50g) . . . . . . . . .       $32        $21
                       - Blue (4x50g). . . . . . . . .       $32        $21
                       - Brown (4x50g) . . . . . . . .       $32        $21

DISCOUNTS FOR VOLUME PURCHASE (EXCLUDES CONSUMABLES)       JOINT
                                                         U.S. SALES     OEM
                                                         ----------     ---
Equipment Per End User - 4 to 10 systems delivered
  within 9 months of the first shipment                       5%         --

Quantity 1440 systems delivered first contract
  year:   25 - 74                                             --        12%
          75 - 99                                             --        20%
          100 +                                               --        23%

Quantity 1440 systems delivered second contract
  year:   25 - 74                                             --        12%
          75 - 99                                             --        20%
          100 +                                               --        23%

            PRINTWARE, INC.                      POLYCHROME CORPORATION

By     ______________________________   By     _______________________________
Title  ______________________________   Title  _______________________________
Date   ______________________________   Date   _______________________________



                                 CONFIDENTIAL                         5

                                  SCHEDULE 6.1

                          1991 STANDARD SERVICES RATES




          1.   Customer Support Services
               -    Service Technician
               -    Hardware or Software Support Specialist

               Rates
               -----

               Labor               $95 per hour

               Travel time         $50 per hour

               Plus travel expenses and materials

          2.   System Engineering Services

               -    Prospect's systems analysis
               -    Technical system proposal generation
               -    Post-sales system integration and acceptance

               Rates
               -----

               Labor               $125 per hour

               Travel time         $65 per hour

               Plus travel expenses and materials

                                                          APPENDIX II - 12-17-90

                         POLYCHROME TONER SPECIFICATION



TONER

          % Solid               10%
          Storage Temperature   Room Temperature (store in a cool dry place)
          Dilution              TBD
          Diluent               Isopar H
          Operating Temp.       Below 100DEG. F
          Shelf Life            1 year
          Fusing Temperature    120DEG. C

                                  SCHEDULE 8.1

                                 SPECIFICATIONS






                          ORGANIC PHOTOCONDUCTOR (OPC)
                      ELECTROSTATIC ALUMINUM PLATE MATERIAL




                              CONFIDENTIAL MATERIAL
                        NON-DISCLOSURE AGREEMENT REQUIRED

                          ORGANIC PHOTOCONDUCTOR (OPC)
                      ELECTROSTATIC ALUMINUM PLATE MATERIAL

1.0  SCOPE

This document establishes the requirements for the lithographic printing plate to be used in the Printware Model 1440 MP Platemaker.

A lithographic Electrostatic aluminum printing plate consists of an offset aluminum base and an electrophotographic layer. It is to be imaged in the Printware Model 1440 MP Platemaker in the following sequence:

     Charging
     Exposure
     Liquid electrostatic toner development
     Fusing of toner (heat)

This printing plate will be run on commercially available manual and automatic offset presses.

For the purpose of periodic audits, characterization and qualification, evaluations shall be made to the limits of this document and specified reference documents.

Specified values within this specification without tolerances shall be considered as nominal values.

Subsequent to imaging on the Platemaker, the plate will undergo a plate processing which includes decoating, water rinse and coating with protective gum, all by machine or hand.

3.0  REQUIREMENTS

3.1 Physical
Configuration - Rolls
Width of roll:
          Roll Width                         Rolls per Box
          ----------                         -------------
          12 inch                                  1
          TBD inch                                 1
          16 inch                                  1
Winding - Light sensitive or coated side out
Length - TBD.
Roll Diameter - Not to exceed 7.625 inches.
Core Diameter - 6'' I.D.
Core Width - Roll width + or - 1/64 inch.
Weight - TBD.
Caliper - 5.5 mls.

                         ORGANIC PHOTOCONDUCTOR (OPC)
                    ELECTROSTATIC ALUMINUM  PLATE MATERIAL

3.2 MECHANICAL

3.2.1 Plate must be machine compatible with the Printware Model 1440 MP Platesetter and standard plate processing equipment.

3.2.2 Plate must be acceptable to handling under normal press operating conditions.

3.2.3     Plate must work with conventional acid fountain solutions.

3.3  ELECTRICAL

3.3.1     Exposure Sensitivity: Panchromatic.

3.3.2     Charge acceptance:  35OV.

3.3.3     [**]

3.3.4     Laser light decay:  1 - 2 micro Joule/cm.

3.4 ENVIRONMENTAL

Electrostatic Aluminum Plate Material shall be capable of meeting all functional and performance requirements of this specification when operated within the combined environments shown without requiring any adjustments.

            AMBIENT TEMP.    RELATIVE HUMIDITY      ALTITUDE
            -------------    -----------------     ----------
Storage      65 to 75 F.         40% to 50%        0-8,200 Ft
Operating    50 to 90 F.         30% to 70%        0-8,200 Ft
Transport   -40 to 122 F.         0% to 99%        0-40,000 Ft

Store in a cool, dry place in original packaging.









- -------------------
BRACKETS WITH ASTERIKS CORRESPOND TO DELETED TEXT THAT IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                         Organic Photoconductor (OPC)
                     ELECTROSTATIC ALUMINUM PLATE MATERIAL

3.5  PERFORMANCE

3.5.1     The plate shall perform as a lithographic printing plate.

3.5.2     [**]
        - [**]

        - [**]

        - [**]
        - [**]
        - [**]

3.5.3     [**]
     -    [**]
     -    [**]
     -    [**]
     -    [**]
     - [**]
3.5.4     [**]

3.5.5     Stretch - around press cylinder, less than TBD at TBD impressions.
3.5.6 Daylight Operation - The operation of the plate shall not be affected by normal room light either before, during or after imaging.
3.5.7     Shelf life - 12 months.

5.0  SHIPPING AND HANDLING - TBD

Preparation for delivery shall include unit packaging capable of protecting the unit when shipped using a commercial common carrier. PRINTWARE reserves the right to test packaging to National Safe Transit Association (NSTA) to verify compliance.

Pallet size - TBD.

Artwork master for box label to be approved by Printware, Inc. (See Figure 1.)

6.0  DESIGN OR PROCESS CHANGES
     None.

- -------------------
BRACKETS WITH ASTERIKS CORRESPOND TO DELETED TEXT THAT IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                         ORGANIC PHOTOCONDUCTOR (OPC)
                         ELECTROSTATIC PLATE MATERIAL


7.    APPROVED VENDOR LIST

Polychrome Corporation
137 Alexander Street
Yonkers, New York 10702

                                OPC 450 DECOATER

                                 SPECIFICATION

Application:
          Processing OPC-F and OPC-D metal plates.

Functions:
          Decoat, wash, gum and dry plates to press ready conditions.

Procedure:
          Decoater bath "dip tank".
          Dwell time 35 seconds
          Squeegee Section

          Plumbed in wash section with single brush roller, (can be closed loop with tank fitted), plus drainage.

          Squeegee Rollers

          Gum Section

          Dryer - delivers press ready plate

Plate Sizes:
          Maximum width 43cm - 17in
          Minimum length 34cm - 13 1/2 in

Thickness:     0.15mm - (.006'') 0.30 (.12'')

Tank Capacities:
          Developer 16 litres
          Gum 1.5 litres

Throughput Speed:
          Variable .3 to 2.2 metres per min
               1 - 7 feet per min
          Normal setting: Speed 4 (90cm or 3 feet/min)

Temperature Control:

          The Decoater solution is thermostatically controlled at a pre-set optimum of 22 C - 72 F.

Supplies: POWER-Standard 240v 5OHz 13amps single phase from a mains isolator. Upon request: to suit mains supply in the country of use - USA - 220v 60HZ

          WATER-    Input: 15mm copper inlet 5/8''
                    Outlet:21mm waste 13/16''

Weight:   100 Kgs

               [DRAWING DEPICTING OPC MODEL EXTERNAL DIMENSIONS]


A = 1600   D = 200
B =  720   E = 510
C = 1000                 DIMENSIONS - m.m.



                   FIGURE 2. OPC MODEL - EXTERNAL DIMENSIONS

                RECOMMENDED OPC 450 SPARE STOCKS (30 MACHINES)

                                                      $                  $
                                                     List               DEM
QTY          DESCRIPTION             PART #          (USA)             (USA)

30           20 mm x 1A Fuse         041029            1.81             [**]
30           20 mm x 2A Fuse         041037            1.81             [**]
30           20 mm x 3A Fuse         040134            0.00             [**]
30           20 mm x 5A Fuse         041039            1.81             [**]
10           Huco Spider             050113            7.10             [**]
 6           Funnel                  050036            8.54             [**]
15           3/32 Allen Key
 3           Motor SD11              040486          635.51             [**]
 5           Tank heater (9" long)   040300          103.19             [**]
 5           Mears Thermostat        040053          131.58             [**]
 3           Speed Control PCB       041018          481.29             [**]
 5           Scrub Motor             040085          335.74             [**]
 5           Float Switch            040124           58.74             [**]
15           Bearing Block (top)     600303           15.26             [**]
15           Bearing Block (bottom)  600304           15.26             [**]
30           Bush                    050052           14.57             [**]
15           Huco Copier             050067           31.02             [**]
 2           Drive Roller  (top)     570303          235.70             [**]
 2           Drive Roller  (bottom)  570304          235.70             [**]
20           S                       070164           23.52             [**]
30           Cable Tie               040035            0.37             [**]
 6           Compression Spring      050024            4.32             [**]
 6           Flange Bearing          050037           62.73             [**]
 3           Plate Bearing           050010           49.74             [**]
33           Chain                   050014           19.35             [**]
15           Segmented Rollers       100218            4.04             [**]
 3           Segmented Roller Shaft  570172           17.68             [**]
10           Safi Top 1/2"           060019           24.22             [**]
 6           1012 Circulation Pump   040021          154.97             [**]
 3           Dryer Fan 12"           041040          220.30             [**]
 6           Relay 8 Pin             041001           50.81             [**]
10           Adaptor 1/2" Safi Tap   060029            9.70             [**]
10           Coupling 1/2" Safi Tap  060113            7.10             [**]

- -------------------
BRACKETS WITH ASTERIKS CORRESPOND TO DELETED TEXT THAT IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                        Spec No.
PRINTWARE, INC.      ENGINEERING        Revision
                     SPECIFICATION      Date 8/15/90
                                        Page




                            1440 MP PLATESETTER

                         SPECIFICATION NUMBER 700201







                        PRINTWARE, INC. CONFIDENTIAL

ORIGINATOR                ENGINEERING             QUALITY

                                        Spec No.
PRINTWARE, INC.      ENGINEERING        Revision
                     SPECIFICATION      Date
                                        Page



                              REVISION HISTORY

- ------------------------------------------------------------------------
| REV. | ECO    |                                    |         |       |
| NO.  | NO.    |      REVISION DESCRIPTION          | DATE    | APP'D |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
- ------------------------------------------------------------------------

                                        Spec No.
PRINTWARE, INC.      ENGINEERING        Revision
                     SPECIFICATION      Date
                                        Page

1.0  SCOPE

This document establishes the requirements for the Printware model 1440 MP platesetter. It contains detailed information on the units performance and a functional description of each major subsystem. Data concerning physical characteristics, reliability, maintainability, and environmental requirements is also provided.

The platesetter shall be capable of full text, graphics, and halftone printing. For purposes of periodic audits, characterization, and qualification, evaluations shall be made to the limits of this document and specified reference documents.

Test methods shall be based on agreed upon procedures.

Specified values within this specification without tolerances shall be regarded as nominal values.


     1.1  Product Description

     The 1440 MP platesetter shall image a lithographic, electrostatic printing plate (paper and metal) from electronic data files via a controller and raster scan video interface. This direct to plate process eliminates costly preplate film and camera work. The laser imaging, electrostatic platesetter shall be designed for use in a wide range of printing operations requiring quick response, high volume output. The 1440 MP shall be designed to operate reliably in the heavy-duty cycle environments in which high volume platesetters typically perform. Figure 1.1 shows the dimensions of the platesetter.

     The platesetter shall use roll fed paper and metal plate material and sheet fed metal plate material with widths from 8 inches to 16 inches. Plate exposure shall be by a 780 nanometer wavelength laser diode at a resolution of 1200 dots per inch. Imaging data shall be input via a raster scan video interface.

     Both plate materials shall be developed using the same liquid toner and are fixed and dried using a radiant heater.

                                        Spec No.
PRINTWARE, INC.      ENGINEERING        Revision
                     SPECIFICATION      Date
                                        Page




The platesetter shall be a compact table top unit having outside dimensions of 35 x 29 x 19.5 inches. Its weight shall be no more than 300 lbs when fully loaded.

The 1440 MP platesetter shall be designed to ease operator interactions by providing quick access to the plate material and toner unit, simple straight-through plate feed and a built-in diagnostic display to report the status of the platesetter's systems and media path.

1.2  Summary Characteristics

     Type: Tabletop, liquid toned, electrostatic, laser imaging platesetter for paper and metal plates

     Maximum plate image area:     15"

     Maximum plate size:      16" x 27"

     Minimum plate size:      8" x 12"

     Processing speed:        40" per minute (0.5"
                              minimum gap between plates)

     Image resolution         1200 dots per inch (dpi)

     Media feed:              Roll feed for paper and metal plates
                              Sheet feed for metal plates

     Registration:            [**]
                              [**]
                              [**]
                              [**]
                              [**]
                              [**]
                              [**]
                              [**]

- -------------------
BRACKETS WITH ASTERIKS CORRESPOND TO DELETED TEXT THAT IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                        Spec No.
PRINTWARE, INC.      ENGINEERING        Revision
                     SPECIFICATION      Date
                                        Page



     Plate length variation:       = 1/64" at 22"

     Cut sheet tolerance:          = 1/64" maximum

     Imaging:                      Raster scan video interface

     Exposure:                     Laser diode, 780 nm

     Developing:                   Liquid toner

     Toner Capacity:               6 quarts

     Fixing:                       Radiant heat with forced air

     Electrical:                   200/220/240VAC, 50/60 Hz

     Dimensions:                   35" (W) x 29" (D) x 19.5" (H)

     Weight:                       300 lbs (fully laden)

     Operating Environment:        Temperature 50  to 104  F,
                                   Humidity 30 to 80% RH non-condensing

     1.3  System Description

2.0  DOCUMENTS

     2.1  Applicable Documents

          1440 MP Platesetter Operator Manual     700XXX

          1440 MP Platesetter Service Manual      700XXX

          Laser Liquid Electrostatic Plate Material    700007

                                        Spec No.
PRINTWARE, INC.      ENGINEERING        Revision
                     SPECIFICATION      Date
                                        Page


          UL Standard 775

          VDE Standard 0805, 0806

          FCC Subpart J Part 15

     2.2  Reference Documents

          MIL-STD-105D, Sampling Procedures and Tables for Inspection by Attributes

3.0  REQUIREMENTS

     3.1  Electrical Input Power

          3.1.1     Voltage
                    Voltage operating range shall be 185-260 VAC
          3.1.2     Frequency
                    Machine operation per specification (including print quality):

                           48-62 Hz

          3.1.3     Current

          Operating Voltage        Frequency      (ID Plate Value)
          --------------------------------------------------------

          200/220/240 VAC          50/60 Hz       6 amps

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          3.1.4     Power Dissipation

          Operating Voltage         Frequency          Rated Power
          --------------------------------------------------------
          200/220/240 VAC           50/60 Hz           1320 Watts

          3.1.5     Short Term Power Outage

                    Loss of power to the machine will not cause hardware damage.

          3.1.6     Power Cord

                    Platesetter shall be provided with a 3-wire 7.0 ft.
                    (2.1 m) AC line cord. Cord shall be attached to the printer and provided with the plug type per the following table.

                    Power Option                  Plug Type
                    ------------                  ---------

                    U.S.
                    220/240 VAC 60 Hz             CEE 7/7
                    (8XXXXX-XXX)

                    Europe
                    220 VAC 50 Hz                 CEE 7/7
                    (8XXXXX-XXX)

                    U.K.
                    240 VAC 50 Hz                 BS 1363
                    (8XXXXX-XXX)

          3.1.7     Input Overcurrent Protection

          Adequate input overcurrent protection shall be provided to meet the safety requirements of referenced agencies, section 3.6.


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          3.1.8     Caloric Output

                    The caloric output of the platesetter shall not exceed the following:

                           Standby - 194 BTU/hour

                           Operating - 4500 BTU/hour

     3.2  Functional

          3.2.1     Print Rate

                    The print rate shall be 40 inches per minute or two unique plates per minute of continuous operation
                    (16" x 19.5" plates). The minimum possible gap between plates shall be 0.5".

          3.2.2     Duty Cycle

                    Power On Duty Cycle

                    The platesetter shall be capable of a 100% power on duty cycle.

                    Printing Duty Cycle

                    The platesetter shall be capable of imaging 960 plates in an 8 hour day.

          3.2.3     Imaging System


                    3.2.3.1 Image Scan Frequency

                            The raster scan shall operate at a frequency of 800 Hz + or - 1 Hz.



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          3.2.3.2 Laser

                  The laser power shall be adjusted separately for paper and metal. The platesetter will sense which type of plate material is currently running and automatically select the correct laser power.

                  3.2.3.2.1 Laser Head

                          The laser head shall be fully enclosed except for the 0.125" x 16.5" image aperture. The aperture shall be visually inaccessible during operation. A safety interlock shall cut power to the laser when the platesetter is opened for maintenance or repair.

                  3.2.3.2.2 Type

                          Laser Diode, 20 milliwatt

                  3.2.3.2.3 Wave Length

                          780 nanometers

                  3.2.3.2.4  Maximum Printing Zone

                          The maximum printing zone shall be 15" (381 cm) wide and to within .125" of the leading and trailing edges. Refer to Figure 5-2.

          3.2.4 Charging Unit

                  Charger                  Dual Corona wires

                  Charging Voltage         -3 KVDC to -6 KVDC upper 0 to 4 KVAC
                                           p-p min, 0 to 7.5 KVAC p-p max lower


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                                        Spec No.
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                    Wire thickness             100  m

                    Corona settings switch     platesetter senses whether paper
                                               or metal plate material is
                                               currently running, and internal
                                               setting switch automatically
                                               adjusts the corona voltage to
                                               the correct level for that
                                               material

                    Access                     Easily accessible for operator
                                               cleaning


          3.2.5     Developing System

                    The developer and toner particles shall be suspended in an isopar-H based fluid. Developing shall be accomplished by means of the PRINTWARE even flow system. The same toner shall be used for both paper and metal plates.

                    The toner in the toner reservoir shall be adequately agitated to prevent the toner particles from settling out. All key components of the toner station shall be easily removable for cleaning.

          3.2.6     Toner Capacity

                    The toner capacity shall be 6 quarts (5.7 litres).

          3.2.7     Fixing Station

                    Drying time         2 seconds

                    Heater              single IR quartz lamp, 1000 watt

                    Fans                4 DC brushless fans


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                    Control        Thermistor controlled

                    The platesetter senses which type of plate material is currently running and automatically adjusts the fuser duty cycle accordingly to fuse the toner evenly across the plate.

          3.2.8     Electronics System

                    Microprocessor-controlled stepper motors using plate path sensing feedback

                    Microprocessor-controlled laser modulation and scanner functions

          3.2.9     Power Supply

                    Central drawer with switching 200 watt power supply

     3.3  Physical

          3.3.1     Dimensions
                    The platesetter shall measure 35"W x 29"D x 19.5"H (88.9 cm x 73.7 cm x 49.5 cm).

          3.3.2     Recommended Installation Clearances
                    Height:        30"
                    Width:         30"
                    Depth:         10"

          Refer to Figure 3.1.

          3.3.3     Weight

                    The platesetter shall weigh 300 lbs (82 kg) fully laden.

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     3.4  Environmental

     The platesetter shall be capable of meeting all functional and reliability requirements of this specification when operated within the combined environments shown without requiring any adjustment. No adverse or degrading effects shall be sustained by the printer under either the operating or storage/transportation environments shown.

          3.4.1     Characteristics

                    The platesetter shall be designed and manufactured to meet the following EMI and environmental requirements. While the platesetter will operate under these conditions, significant image degradation may occur at the extremes listed. See media specifications for optimum imaging conditions.

                    Climatic Conditions

                    Temperature (  F) Rel.  Humidity (%) (non-condensing)

                    Storage and shipping range         -40 to +150  DEG.F
                    Operating range                    +50 to +104  DEG.F
                                                       30 to 80% RH
                                                       non-condensing

                    Electromagnetic compatibility: The equipment shall comply with the requirements of:

                         -    FCC Class A Subpart J of Part 15
                         -    VDE Std. 0871 and 0875

                    Altitude - operating     0-7500 ft (0-2286 m)
                    Altitude - shipping       0-40,000 ft (0-12,190 m)

     3.5  System Safety

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          3.5.1     System Grounding

                    The frame and any metal parts required by safety standard to be grounded shall be connected to AC frame ground.

          3.5.2     Optical Protection

                    The platesetter shall be provided with warning labels indicating the presence of a laser beam. Figure 3.2 shows the system warning labels.

     3.6  Agency

          3.6.1     Listing Agency Requirements

                    The platesetter shall be listed with the following agencies and be so labeled.

                    Underwriters Lab #El3l666

                    VDE #G 88040

                    FCC, Limits for Class A computing devices, Subpart J of
                    Part 15 of FCC Rules

                    CDRH, Class 1 Laser Device

                    U.S. Federal, Federal Performance Standard as projected under the Radiation Control for Health and Safety Act of 1968, and certification requirement of 21 CFR, Subchapter J.

                    Figure 3.3 shows the agency labels.



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     3.7  Warm-up

          3.7.1     Time
                    Warm-up time shall be less than 2 minutes when operated within the specified environmental conditions.

          3.7.2     Procedure

                    During the power-up sequence, the platesetter shall perform self-tests of its major electrical components. Upon successful completion of the tests, "ON-LINE Ready=-="shall be displayed on the operator control panel.

     4.0  CONTROLS AND INDICATORS

     4.1  On/Off Switch

          A switch shall be located apart from the control panel, yet convenient to the operator its function shall be to connect the A/C line voltage to the internal electronics.

     4.2  Operator Control Panel (Control Panel)

          The control panel (Figure 4-1) shall include a keypad, digital display, and control switches.

          4.2.1 Keypad

                 The keypad shall have two keys: a "START/YES" key and a "SELECT/NO" key.

          4.2.2 Display

                  The display shall be a 16-character LED display.


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                                        Spec No.
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          4.2.3  Control Switches

                 It shall be possible to select the following functions and view the following status information to the platesetter via the control panel:

                 See Figure 4.2.

4.3  Print Quality Controls (Internal Panel)

     Laser Intensity - this control is analogous to the exposure control on a plate camera. Its major effect is on character stroke width and background density.

     DC Corona - this control regulates the amount of electrical charge the plate receives. its major effect is on the image density.

     AC Corona - this control also regulates the amount of electrical charge on the plate. It can be thought of as a fine tuning of the charge. Its major effect is on the background quality.

     Toner Bias - this control regulates a voltage between the upper and lower applicator plates of the toner station. Its major effect is on background density although it can also affect image density to a slight degree.

     Each of these adjustments shall be made separately for metal and paper. The 1440 MP will then detect which material is running and set these parameters accordingly.

4.4  Toner Station Adjustments

     Adjustments which can be made on the toner station are the squeegee roller pressure and the toner flow.

4.5  Print Counter


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                                        Spec No.
PRINTWARE, INC.      ENGINEERING        Revision
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     The platesetter shall be provided with a non-resettable plate counter read out from the control panel LED display.

5.0  PERFORMANCE CHARACTERISTICS

     5.1  Plate Material

          Plate material having exposure sensitivity at 780nm wavelength shall be used. The paper plate material roll shall be a maximum of 400 feet (122 M) in length. The metal plate material shall be a maximum of 150 feet (45.7 M) in length.

          The flatness of metal plates shall be such that when an 18" plate is placed coated side up on a flat surface, no part of the plate shall be more than 2" above the surface. In addition, no waviness of radius .5" or smaller shall be present.

     5.2  Print Quality

          Print quality within the area defined by Figure 5.1 shall conform to the following paragraphs. Print Quality standards apply to new platesetters with new supplies and properly maintained platesetters immediately following scheduled preventive maintenance when new supplies have been installed. The Print Quality standards apply only to a platesetter operating within the environmental and operational limits specified for the 1440 MP and the media being used. The 1440 MP shall conform to the specified print quality level in its entirety with a 95% confidence level.

          5.2.1     Image Density

                    TBD

          5.2.2     Resolution

                           5.2.2.1  Lines


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                            Minimum resolution on OPC metal plates shall [**].

                    5.2.2.2

                            Halftone images and tint patterns will be printed at 65, 85, 100, 110 and 120 screen lines per inch. The two required screen angles are 45DEG. and 90DEG. A tint pattern will be a large uniform area of half tone dots at a single dot spacing and a single dot diameter.

                            The uniformity of halftone images will be specified only for tint patterns printed with an inked plate on high gloss paper. The three types of plate material (metal coils, metal plates and paper plates) will be used for these test images.

                            Screen lines per inch:          65, 85, 100, 110
                                                            and 120

                            Dot percentages:                20 and 50

                            Dimensions of printed area:     8 inch square

                            The platesetter shall resolve a 120 line screen, 5% to 95% with uniform reproduction of the 120 line screen tints.

     5.3  Plate Size

          Plate lengths shall be determined by command over the Raster Scan Video Interface. Minimum plate length shall be 12 inches, maximum 27 inches. Plate widths shall be determined by the plate material roll width. The 1440 MP platesetter shall accept any roll width from 8 to 16 inches. The maximum plate size is therefore 16"W x 27"L (40.6 cm x
          68.6 cm).  The minimum plate size is



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                                        Spec No.
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          8"W x 12"L (20.3 cm x 30.5 cm).  The thickness of the metal plates shall be .006" (.15 mm).

     5.4  Print Size

          The laser marking mechanism shall allow a maximum image width of 15" (38.1 cm) with no loss of resolution or quality. The maximum image length shall be 26.94" (68.4 cm). See Figure 5.1.

     5.5  Plate Material Loading

          Accurately loading and threading rolls of plate material will be easily done by the operator.

          Sheets of metal plate material will be loaded using a "jogging" button, which allows the plate to sit in the nip of the feed rollers until imaging starts. An input tray will adequately support a metal sheet up to 24" long.

     5.6  Plate material Output Tray

          The Platesetter shall be equipped with an output tray. The output tray shall measure approximately 16.5"W x 19"L x 1"D. Tray capacity shall be approximately 150 plates.

     5.7  Out-of-Plate-Material Indication

          An out-of-plate-material condition shall be indicated on the LED display on the control panel when the plate material roll has less than 65" of plate material remaining.

     5.8  Jams

          Plate material jams shall be less than 1-1000 when using the specified material, under specified optimum operating conditions.

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     5.9  Consumables

          PRINTWARE shall market the following consumables for the 1440 MP
          Platesetter:

               Toner, which is compatible with both media Plate material, including both paper and metal Conversion/Fountain solution.

     6.0  QUALITY AND RELIABILITY

     6.1  Quality

          Product design, material selection and Manufacturing workmanship shall be in accordance with standard industry practices.

     6.2  Inspection

          6.2.1     Requirements

                    The indicated inspection criteria shall be used to determine acceptability of lot quality levels. All inspection procedures shall be in accordance with MIL-STD-105D Normal II level. The following acceptance tests may be performed in accordance with the following AQLs on a representative lot sample.

                    Workmanship                 4.0 AOL
                    Mechanical Critical         1.5 AQL
                    Electrical, Functional,
                    Parametric and
                    Print Quality

          6.2.2     Definitions

                    The following definitions shall apply:

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                    *Workmanship shall be defined as that criteria specified by
                    PRINTWARE workmanship Standard Number 700000.

                    *Mechanical, Critical shall be defined as any physical error, omission, or specification, deviation which affects assembly, functionality or appearance.

                    *Electrical, Functional, and Parametric shall be defined as any defect which results in the inability to meet specification performance requirements.

                    *Print Quality shall be defined by this Specification,
                    section 5.2.

     6.3  Reliability

          6.3.1     Quality and Reliability Documentation

          6.3.2     Reliability Program

                    PRINTWARE shall maintain an ongoing reliability program, the scope of which shall be consistent with the reliability requirements of this specification.

     6.4  Design workload

          The platesetter is designed for a normal workload of 9.9 hours-day,
          5.6 days-week at a 70% printing duty cycle (Duty cycle = print time-power on time) which will typically generate 20,000 plates per month.

     6.5  Mean Time Between Service Calls (MTBSC)

          The MTBSC which is realized in the field is a function of the design, use and maintenance of the platesetter. A filed MTBSC design goal of [**] months is based upon the design workload specified in section
          6.4. The platesetter can be used for higher workloads; however, the MTBSC will be reduced accordingly. Service calls to complete PM procedures are not included in this goal.

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BRACKETS WITH ASTERIKS CORRESPOND TO DELETED TEXT THAT IS SUBJECT TO A
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7.0   SERVICE REQUIREMENTS

      7.1  Mean Time To Repair (MTTR)

           An MTTR of less than thirty (30) minutes is achieved by the use of functional packaging and modular design. The enclosure is designed to provide easy access to all areas of the platesetter. Troubleshooting is facilitated by the presence of the self test and diagnostic display indicators. In addition to design features inherent to the platesetter, the realization of MTTR objectives requires adequate service training and proper spares provisioning.

     7.2   Availability of spare Parts

           PRINTWARE shall supply replacement parts for a minimum period of not less than five years from date of last shipment. Specific availability requirements shall be referenced in the applicable OEM purchase agreement.

     7.3   Useful Life

           The platesetter shall have a useful life of 5 years or 1 million plates, whichever comes first.

     7.4   Preventive Maintenance

           PM should be performed according to the Platesetter Preventive Maintenance Schedule. This schedule is based upon the platesetter being used in accordance with its design workload. The Preventive Maintenance Schedule is contained within the 1440 MP Platesetter Field Service Manual.

           Normal operator actions, such as plate material and toner loading, cutter replacement, and general cleaning are not considered to be in the PM schedule.


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                                        Spec No.
PRINTWARE, INC.      ENGINEERING        Revision
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8.0  RASTER SCAN VIDEO INTERFACE

     The platesetter shall be provided with a Raster Scan Video interface.
     Refer to Figure 8.1 and Printware specification number 700125 for physical, electrical, and software interface requirements.

9.0  IDENTIFICATION

     9.1  Logo

          The logos shall be silkscreened on the front of the platesetter at the location shown on Figure 1.1.

     9.2  Identification Plate

          An identification plate shall be securely affixed at the location shown by Figure 1.1. Figure 9.1 shows the identification plate.

10.0 SHIPPING AND HANDLING

     10.1 Delivery

          Preparation for delivery shall include unit packaging capable of meeting National Safe Transit Association Project 1 and carton marking information as follows:

          -    Purchase Order Number
          -    Part Number

     10.2 Accessories Shipped With Platesetter

          The following specified accessories shall be shipped with the platesetter:

          -Operator Manual

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          - Installation procedure

     10.3 Shipping Documents

11.0 REFERENCE DOCUMENTATION

     11.1 1440 MP Platesetter Illustrated Parts List

          Printware Part Number 800TBD

     11.2 Cable

          PRINTWARE Specification Number 700125

Figures:  1.1  1440 Platesetter
          3.1  Recommended Installation Clearances
          3.2  Warning Labels
          3.3  Agency Labels
          4.1  Control Panel
          5.1  Right Angle Accuracy Test
          5.2  Print Field
          8.1  Connector Socket
          9.1  I.D. Plates


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                                        Spec No.
PRINTWARE, INC.      ENGINEERING        Revision
                     SPECIFICATION      Date
                                        Page






                    [DRAWING DEPICTING THE 1440 PLATESETTER]




                        FIGURE 1.1 THE 1440 PLATESETTER










                [DRAWING DEPICTING 1440 PLATESETTER INSTALLATION
                          CLEARANCE RECOMMENDATION]





                 FIGURE 3.1 RECOMMENDED INSTALLATION CLEARANCES


                                       33


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                                        Spec No.
PRINTWARE, INC.      ENGINEERING        Revision
                     SPECIFICATION      Date
                                        Page





                 [DRAWING DEPICTING OPERATOR CONTROL PANEL]





                  FIGURE 4.1 1440 OPERATOR CONTROL PANEL

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                                        Spec No.
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                    [DRAWING OF CONTROL PANEL FLOW CHART]





                     FIGURE 4.2 CONTROL PANEL FLOW CHART

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                                        Spec No.
PRINTWARE, INC.      ENGINEERING        Revision
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[DRAWING ON UPPER LEFTHAND           [DRAWING ON UPPER RIGHTHAND
SIDE OF PAGE DEPICTING               SIDE OF PAGE DEPICTING PLATE
DIMENSIONS OF PRINT FIELD]                IMAGING SPECIFICATIONS]





FIGURE 5.1 MAXIMUM PRINT FIELD        FIGURE 5.2 PLATE IMAGING SPECIFICATIONS




                     [DRAWING ON BOTTOM OF PAGE DEPICTS
                        EXTERNAL VIEW OF CONNECTOR]


                    FIGURE 8.1 EXTERNAL VIEW OF CONNECTOR

                                       36


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                       ZIPRIP TECHNICAL SPECIFICATIONS

PROCESSORS
     Motorola 68030 enhanced 32-bit microprocessor running at 25MHz. Printware proprietary Graphics Processor and dual Pixel Processor ASIC devices.

MEMORY
     RAM:        8MB standard (user upgradeable to 12, 16, 20, 32,
                 36, 48, 52 and 64MB)
     Hard Disk:  High speed 20MB fixed disc for font, program
                 storage and application use. Optional 40MB (and larger) drives available.
                 800MB WORM (write once, read many) optical disk option available.

LANGUAGE COMPATIBILITY/EMULATIONS
     PostScript language (via Printstyle)
     Printset - Printware native command set
     Autologic - ICL

FONT SUPPORT
     35 outline masters included
     Additional typefaces supported: PostScript Type 1 and Type 3, Printware library (Bitstream).
     Size from 2 - 720 points

INTERFACES
     Two (2) RS-232C Serial ports with baud rate selections up to 38.4 kbps Parallel port (Centronics)
     AppleTalk port
     RS-422 port
     Asynchronous SCSI part

OUTPUT PARTS
     Bidirectional 8-bit parallel command/data interface to output device Bidirectional serial command/data interface to output device

IMAGE OUTPUT
     Resolution:    300 dpi to 4000 dpi
     Image region:  Vertical page addressing to 128K pixels
                    Horizontal page addressing to 512K pixels

IMAGING SPEED
     Call for Seybold test results (pending)
     Output bandwidth:   Up to 6MB/sec


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     PHYSICAL DIMENSIONS:
                         (Printed circuit assembly only)   (Standard enclosure)

     Width               14 inches                          21 inches
     Depth               12 inches                          15.5 inches
     Height              1.25 inches                        6.5 inches

POWER REQUIREMENTS
     + 5 Volts, +/- 5% @ 8 amps maximum           US and Canada - 115V, 60Hz
     + 1 2 Volts, +/- 10% @ 2 amps maximum        International - 220/240V, 50Hz
     - 12 Volts, +/- 10% @ 25 milliamps maximum

                                       38


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                                                                      7/19/90
ADDENDUM TO 1440 MP SPECIFICATION


The following are clarifications and additions to the 1440 MP specification. This is intended to define the configuration and design goals of the first three units to be built and delivered to POLYCHROME.

PARAGRAPH

1.1,1.2   Any dimensional changes will be mutually agreed upon in advance.
3.3.1

1.2       The design goal of the 1440 MP is as described in paragraph
          1.2. For the three units to be delivered to POLYCHROME the following image repeatability tolerances will be acceptable:

          For plates 12 inches wide and above: +/- .010 true position

          For plates less than 12 inches wide: +/- .015 true position

2.1,3.4.1 These three units will have only FCC approval and no other agency listing
3.6.1 or approval. The first unit to be delivered will not be tested. FCC testing will be done on the second or third unit. Any modifications required for FCC compliance will be installed into all three units at no additional charge.

9.0 POLYCHROME will supply paint definition and artwork for any logos by 9/1/90.

Figure 4.2  The flowchart for the 1440 PS will not be the same as the 1440 MP but will be very similar.

          Any materials used in the construction of the 1440 MP which are immersed in toner under normal use will not deteriorate the performance or life of the toner.

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                                        Spec No.     800 953-TAB
PRINTWARE, INC.      ENGINEERING        Revision     A
                     SPECIFICATION      Date         6/21/90
                                        Page




PRINTWARE INC. CONFIDENTIAL


ORIGINATOR              ENGINEERING                QUALITY
J. Amdahl               R. F. Pliml, 1/22/91       8/28


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                                        Spec No.     800 953-TAB
PRINTWARE, INC.      ENGINEERING        Revision     A
                     SPECIFICATION      Date         6/21/90
                                        Page


- ------------------------------------------------------------------------
| REV. | ECO    |                                    |         |       |
| NO.  | NO.    | REVISION DESCRIPTION               |DATE     |APP'D |
|------|--------|------------------------------------|---------|-------|
| A    | 02539  | Initial Release                    |10/23/90 |116/91|
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
|------|--------|------------------------------------|---------|-------|
|      |        |                                    |         |       |
- ------------------------------------------------------------------------

                                PRINTWARE INC.

                                   1440 PS


                        ELECTROSTATIC PLATE MATERIAL

                         PART NUMBER 800953-TAB REV

                           CONFIDENTIAL MATERIAL
                      NON-DISCLOSURE AGREEMENT REQUIRED

                                  PRINTWARE
                        ELECTROSTATIC PLATE MATERIAL
                              P/N 800953-TAB REV

1.0  SCOPE

This document establishes the requirements for the lithographic printing plate to be used in the Printware Model 1440es Platemaker.

A lithographic Electrostatic printing plate consists of an offset master base paper and an electrophotographic layer. It is to be imaged in the Printware Model 1440es Platemaker in the following sequence:

     Charging
     Exposure by laser diode
     Liquid electrostatic toner development
     Heating to dry and fuse the toner

This printing plate will be run on commercially available manual and automatic offset presses after the plate has been treated with an electrostatic conversion solution.

For purposes of periodic audits, characterization and qualification, evaluations shall be made to the limits of this document and specified reference documents.

Specified values within this specification without tolerances shall be regarded as nominal values.

2.0  DOCUMENTS
Applicable documents, of issue in effect on the date of invitation for bid, form a part of this specification.

Order of precedence shall be as follows:


     2.1  Applicable OEM Purchase Agreement
     2.2  This Document
     2.3 MIL-STD-105D, Sampling Procedure and Tables for Inspection by Attributes

                                   PRINTWARE
                          ELECTROSTATIC PLATE MATERIAL
                               P/N 800953-TAB REV

3.0  REQUIREMENTS

     3.1  Physical
     Configuration - Rolls
     Width of roll:

     Dash No.       Roll Width                    Rolls per Box
     --------       ----------                    -------------
     -001           8 inch                             2
     -002           9 inch                             2
     -003           10 inch                            2
     -004           11 inch                            2
     -005           12 inch                            2
     -010           13 inch                            2
     -008           14 inch                            2
     -006           14.563 inch                        2
     -007           15 inch                            2

Winding - Infrared sensitive or coated side out.

Length - 400 feet.

Roll Diameter - Not to exceed 7.5 inches.

Core Diameter - 3 3/4" ID, 4 1/4" OD.

Core Width - Roll width = 1/64 inch.

Basis Weight - 110 lb/3300 ft.

[**]

3.2  Mechanical

3.2.1 Plate must be machine compatible with the Printware Model 1440es Platesetter.

3.2.2 Plate must be acceptable to handling under normal press operating conditions.

     3.2.3 Plate must work with common convertors, both off-line and those that are on-line with offset presses.

- -------------------
BRACKETS WITH ASTERIKS CORRESPOND TO DELETED TEXT THAT IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE COMMISSION PURSUANT TO RULE 406.

PRINTWARE
ELECTROSTATIC PLATE MATERIAL
P/N 800953-TAB REV


3.3       Electrical

3.3.1     Exposure Sensitivity: 780 nm.

3.3.2     Charge acceptance: TBD

3.3.3     Dark decay: TBD

3.3.4     Laser light decay: TBD

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                                   PRINTWARE
                          ELECTROSTATIC PLATE MATERIAL
                               P/N 800953-TAB REV

3.4  Environmental

Electrostatic Plate Material shall be capable of meeting all functional and performance requirements of this specification when operated within the combined environments shown without requiring any adjustments.

              Ambient Temp.       Relative Humidity        Altitude
              -------------       -----------------        -----------
Storage       65 to 75 F.            40% to 50%            0-8,200 Ft
Operating     50 to 90 F.            30% to 70%            0-8,200 Ft
Transport     -40 to 122 F.          0% to 99%             0-40,000 Ft

Store in a cool, dry place in original packaging. Keep in plastic bag when not in use.

3.5  Performance

3.5.1 The plate shall perform both as a lithographic plate and as a camera ready copy.

3.5.2  [**]
     - [**]
                    [**]
                    [**]
     - [**]
                    [**]
     - [**]
     - [**]
     - [**]

3.5.3     [**]
     -    [**]
     -    [**]
     -    [**]
     -    [**]
     -    [**]

3.5.4     Run length - 5000 impressions.

3.5.5 Stretch - around press cylinder, short grain orientation for rolls 12" or wider, long grain orientation for rolls under 12", less than [**] impressions.

3.5.6     Shelf  life - 18 months.

- -------------------
BRACKETS WITH ASTERIKS CORRESPOND TO DELETED TEXT THAT IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                  PRINTWARE
                        ELECTROSTATIC PLATE MATERIAL
                             P/N 800953-TAB REV


4.0  QUALITY

4.1 Quality

Product design, material selection and manufacturing workmanship shall be in accordance with standard industry practices such that products meet PRINTWARE INC. incoming quality requirements per paragraph 4.2 of this specification. PRINTWARE INC. reserves the right to conduct in-plant surveillance of vendor operations to assure that quality procedures comply with contractual requirements.

4.2  Incoming Requirements

The indicated Receiving Inspection criteria shall be used to determine acceptability of lot quality levels. All inspection procedures shall be in accordance with MIL-STD-105D Normal II level. The following incoming acceptance procedure indicated in Appendix I shall be performed in accordance with the following AQL's on a representative lot sample as specified.

Workmanship                                  0.65 AQL
Mechanical Criteria and Electrical           0.65 AQL

4.3  Identification

Each roll shall have an identification number to identify the order (lot#) and roll.


   xxxx - yyy - zz
     |     |    ||
     |     |    ||________Position across jumbo roll width (A to E)
     |     |    |________M (middle), T (top), B (bottom) as taken from jumbo
     |     |             roll diameter (1-25, where 1 is the top)
     |     |____________Jumbo roll #
     |_______________Order #

The identification number shall be stamped on the end of the roll as close to the core as possible.

Each box of plate material is to be marked with the order# (lot#) and jumbo roll#.

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                                   PRINTWARE
                          ELECTROSTATIC PLATE MATERIAL
                               P/N 800953-TAB REV

5.0  SHIPPING AND HANDLING

Preparation for delivery shall include unit packaging capable of protecting the unit when shipped using a commercial common carrier. PRINTWARE reserves the right to test packaging to National Safe transit Association (NSTA) to verify compliance.

Pallet size -  8" - 11 1/4" 120 rolls:
          a.   120 rolls, 60 cartons/pallet
               (4 tiers, 15 cartons/tier)
          b.   96 rolls, 48 cartons/pallet
               (4 tiers, 12 cartons/tier)
          12" - 18" rolls:
          40 rolls, 20 cartons/pallet
          (2 tiers, 10 cartons/tier)

Artwork master for box label to be approved by Printware, Inc. (See Figure 1.)

6.0  DESIGN OR PROCESS CHANGES

Notification of any process changes, design changes or material changes that will affect fit, form or function, shall be made to PRINTWARE Purchasing Department prior to shipment of the unit.
The information submitted shall include a complete description of the change and the effect the change will have on characteristics specified or unspecified of the unit. The design, materials and manufacturing process upon which approval was based, shall be the reference to which requested changes will be compared.

7.0  APPROVED VENDOR LIST

S. D. Warren Company, Westbrook, Maine 04092


                                       46


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                                                  APPENDIX I - 6/19/90 Updated

                           IR EP MASTER SPECIFICATION
                               (TEST ENVIRONMENT)

                        S. D. WARREN GRADE CODE - 4132

                PRINTWARE TECHNICAL SPECIFICATION 800953-TAB


TEST LOCATION(S):

     1.   S.D. Warren (Westbrook) - QUALITY CERTIFIER
     2.   Printware - QUALITY MONITOR

TEST CONDITION:

1.  Imaging:   - Hardware: Printware 1440 Platesettter
               - Environment: 67-77  F, 35-55% RH
               - Toner: Printware 802217 or 802222 (Specifications in
                 Appendix II)
               - Laser: Calibrated by Printware
               - Fuser setting 40% - 80%
               - Test Image: Process Control Test Image (Appendix III)
               - Laser:  Dial - 0 to 10
                         Top adjustment - 1/4 to 3/4
               - Corona: AC - from 8 - 10
                         DC - full operational range
               - Toner Bias:  Full operational range

               2.  Conversion:     - Hardware: Prepco TP-16 convertor with a 18
               rpm motor option, note that the plate must also be useable with Deluxe model 105 convertor.
               - Solution: Printware Conversion Solution 802239 (no more than 1 week old)

3. Printing:   - Press: A.B. Dick 360
               - Ink: Multigraphics CS 274-5 with tack range of 16 - 20
               - Fountain Solution: Printware Fountain Solution mixed by volume:
                  19 parts deionized or distilled water
                   8 parts isopropyl alcohol
                   5 parts fountain solution
               - Stripe: Ink form rollers to plate 3/16"
                         Plate to blanket 3/16"
                         Blanket to impression 3/16"
               - Speed: 7200 - 8000 impressions per hour
               - Paper: Nekoosa 23# or 24# MICR bond 8.5" x 11"

                                                  APPENDIX I - 6/19/90 Updated

                            IR EP MASTER SPECIFICATION

                               (TEST ENVIRONMENT)

                          S. D. WARREN GRADE CODE - 4132

                     PRINTWARE TECHNICAL SPECIFICATION 800953-TAB

          - Plate size and press orientation:
                a.   12" or wider rolls: 10" x roll width
                     with the roll width or short grain dimension around the plate cylinder.
                b.   under 12" wide rolls: roll width x 15"
                     with the 15" long grain dimension around the plate cylinder.
          -    Blanket wash: AM Blankrola Power Solve
          -    Environment: 67-77  F, 45-55% RH

TEST SAMPLES:

[**]


- -------------------
BRACKETS WITH ASTERIKS CORRESPOND TO DELETED TEXT THAT IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE COMMISSION PURSUANT TO RULE 406. Revised 6-26-90

                                                                Revised 6-20-90

                                 APPENDIX II
                       PRINTWARE TONER SPECIFICATION

     FUNCTIONAL PROPERTIES:                   821630              802217

     Charge to mass ratio (Kg/Coulomb)         [**]                 [**]
                                              --------            ----------
     Total charge (Microcolombs)               [**].                [**]
                                              --------            ----------
     Conductivity (Picomhos/Cm)                [**]                 [**]
                                              --------            ----------
     Optical density                           [**]                 [**]
                                              --------            ----------
     % Solids                                  [**]                 [**]
                                              --------            ----------


- -------------------
BRACKETS WITH ASTERIKS CORRESPOND TO DELETED TEXT THAT IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                 APPENDIX III


               [DRAWING DEPICTING PROCESS CONTROL TEST IMAGE]

                      [PRINTWARE ARTWORK FOR BOX LABEL]

                                        53